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                                 EXHIBIT 21.01
                                 -------------

                             LIST OF SUBSIDIARIES
                            OF PACIFIC ENTERPRISES
                            ----------------------


      Burney Mountain Power
      Central Plants, Inc.
      EcoTrans OEM Corporation
      Energy Alliance I
      Ensource
      FTM Sports Corporation
      Landfill Control Technologies
      Mammoth Geothermal Company
      Mammoth Power Company
      Mt. Lassen Power
      Pacific Enerchange
      Pacific Energy
      Pacific Energy Leasing
      Pacific Energy Resources Incorporated
      Pacific Enterprises
      Pacific Enterprises ABC Corporation
      Pacific Enterprises Commercial Loans, Inc.
      Pacific Enterprises Energy Management Services
      Pacific Enterprises Energy Services
      Pacific Enterprises International
      Pacific Enterprises International (Cayman I)
      Pacific Enterprises International (Cayman II)
      Pacific Enterprises International Argentina I
      Pacific Enterprises International Argentina II
      Pacific Enterprises International Holdings I
      Pacific Enterprises International Holdings II
      Pacific Enterprises International Indonesia
      Pacific Enterprises International Latin America
      Pacific Enterprises International Mexico I
      Pacific Enterprises International Mexico II
      Pacific Enterprises International Mexico III
      Pacific Enterprises Leasing Company
      Pacific Enterprises LNG Company
      Pacific Enterprises Oil Company
      Pacific Enterprises Oil Company (Canada)
      Pacific Enterprises Oil Company (USA)
      Pacific Enterprises Oil Company (Western)
      Pacific Gas Gathering Company
      Pacific Geothermal Company
      Pacific Hydropower Company
      Pacific Interstate Company
      Pacific Interstate Mojave Company
      Pacific Interstate Offshore Company
      Pacific Interstate Transmission Company
      Pacific Interstate Transmission Company (Arctic)
      Pacific Library Tower
      Pacific Lighting Corporation
      Pacific Lighting Gas Development Company



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      Pacific Lighting Land Company
      Pacific Lighting Real Estate Group
      Pacific Offshore Pipeline Company
      Pacific Oroville Power, Inc.
      Pacific Penobscot Power Company
      Pacific Power Plant Operations
      Pacific Recovery Corporation
      Pacific Synthetic Fuel Company
      Pacific Western Resources Company
      Pacific Wood Fuels Company
      Pacific Wood Services Company
      Pay'n Save Drug Stores, Incorporated
      PEI Mexico Service Corporation
      Penstock Power Company
      Presley RAC Finance Co., Inc.
      Presley-Home Mac Finance Co., Inc.
      Southern California Gas Company
      Southern California Gas Tower
      8309 Tujunga Avenue Corp.